UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2023

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended September 30, 2023, of $2,251,000, a decrease of $1,439,000 from the same period the prior year. Earnings per share for the third quarter of 2023 were $.47 compared to $.77 for the prior year third quarter. For the nine months ended September 30, 2023, net income totaled $9,408,000, a decrease of $406,000 from the same period the prior year. Earnings per share were $1.97 for the first nine months of 2023 versus $2.06 for the first nine months of 2022. Return on average assets and return on average equity were 1.00% and 9.21%, respectively, for the first nine months of 2023, compared to 1.03% and 9.56%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “Given the historic rise in interest rates resulting from the Federal Reserve’s action to reduce inflation, we have been pleased with the resilience of our loan demand. However, the competition for deposits to fund this growth has been challenging, putting pressure on our margins, and we expect that to be the case for some time. Even though there is much uncertainty in the world right now, your Company is well positioned with a dedicated team of community bankers and a strong balance sheet to navigate these challenges.”

For the three months ended September 30, 2023, net interest income decreased $469,000 from the same period last year. The decrease was largely related to the decrease in the net interest margin. For the third quarter of 2023, the net interest margin was 3.85%, a decrease from the 4.03% for the third quarter of 2022. During 2022, the Company experienced an increasing trend in the net interest margin in relation to the significant increase in market interest rates based on actions taken by the Federal Reserve, which contributed to the yield on earning assets increasing more than the cost of interest-bearing liabilities. During 2023, the net interest margin has experienced a decreasing trend because the Company has been increasing rates on deposit accounts to attract deposits as market competition increased and the deposit composition has trended toward higher cost certificates of deposit. Furthermore, the higher utilization of wholesale funding sources to fund loan growth contributed to a higher cost of funds. For the nine months ended September 30, 2023, net interest income increased $2,324,000 from the same period last year. Contributing to the increase was the higher year-to-date net interest margin and the higher relative balances maintained in loans, as opposed to the Federal Reserve, which generally yields less than loans. For the nine months ended September 30, 2023, the net interest margin was 4.03%, compared to 3.73% for the same period the prior year. For the nine months ended September 30, 2023, average loans increased $88 million and average balances maintained at the Federal Reserve decreased $74 million from the first nine months of last year.

For the three months ended September 30, 2023, the provision for credit loss expense totaled $888,000, an increase of $1,266,000 from the same period last year. The quarterly provision for credit loss expense was primarily related to the additional reserves associated with certain qualitative risk factors incorporating the national trend of higher loan delinquencies and charge offs. Furthermore, additional provision for credit loss expense was related to quarter-to-date net charge-offs of $210,000 and the $11 million quarterly increase in loan balances. Partially offsetting these increases was lower expected loss rates in relation to an improved unemployment and gross domestic product forecast. For the nine months ended September 30, 2023, the provision for credit losses was $1,401,000, an increase of $2,092,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $649,000, loan growth of $76 million and additional reserves for the change in qualitative risk factors mentioned above. These increases were partially offset by lower expected loss rates in relation to improved economic forecasts. Comparatively, the first nine months of 2023 had a larger provision for credit losses than the same period in 2022 because there was negative provision for loan loss expense experienced during the first nine months of 2022 due to a decrease in certain economic risk factors, such as the level of classified and criticized loans and the partial release of the COVID reserve. The allowance for credit losses was .85% of total loans at September 30, 2023, compared to .60% at December 31, 2022, and .56% at September 30, 2022. The increase in the allowance for credit losses at September 30, 2023, as compared to December 31, 2022, was primarily related to the Company adopting the new accounting guidance for measuring the credit losses on financial instruments on January 1, 2023. Under this guidance, the Company established a Current Expected Credit Losses (CECL) model to estimate future credit losses, which replaced the former incurred loss methodology. Upon adoption of CECL, the Company increased the allowance for credit losses by $2,162,000. The ratio of nonperforming loans to total loans improved to .28% at September 30, 2023, compared to .43% at December 31, 2022, and .46% at September 30, 2022.

For the three months ended September 30, 2023, noninterest income totaled $2,568,000, a decrease of $47,000 from the same period last year. The decrease was related to lower mortgage banking income. For the nine months ended September 30, 2023, noninterest income totaled $9,048,000, an increase of $77,000 from the same period last year. The increase was largely due to higher service charges on deposit accounts, interchange income on debit and credit cards, and commissions earned by Race Day Mortgage for mortgage application referrals. As part of winding down Race Day Mortgage, the commissions earned on mortgage application referrals ended in April 2023. These increases were partially offset by a decrease in mortgage banking income from selling loans to the secondary market. With elevated mortgage rates, mortgage customers are selecting in-house variable rate mortgage products instead of long-term fixed rate products that are sold to the secondary market.

For the three months ended September 30, 2023, noninterest expense totaled $10,379,000, an increase of $32,000 from the same period last year. For the nine months ended September 30, 2023, noninterest expense totaled $31,066,000, an increase of $908,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $42,000 as compared to the third quarter of 2022 and increased $514,000 as compared to the first nine months of 2022. The increase was primarily related to annual merit increases. However, the growth in salary and employee benefit expense was offset due to the elimination of staffing for Race Day Mortgage by April 2023. As a result, a savings in salary and employee benefit expense was realized totaling $253,000 for the third quarter of 2023 and $500,000 for the first nine months of 2023, when compared to the same periods last year. Further contributing to higher noninterest expense were FDIC insurance premiums and software expense. For the three months and nine months ended September 30, 2023, FDIC insurance premiums increased $61,000 and $171,000, respectively, from the same periods last year. The increase was related to higher assessment rates on all insured depository institutions. Software expense increased $60,000 during the third quarter of 2023 and increased $151,000 during the first nine months of 2023, as compared to the same periods in 2022. The increase was related to investments in loan processing platforms to enhance efficiency.

The Company’s total assets at September 30, 2023 were $1.314 billion, an increase of $103 million, or 8.5%, from December 31, 2022. Since December 31, 2022, loan balances increased $76 million and interest-bearing deposits with banks increased $44 million due to higher balances being maintained at the Federal Reserve. These increases were primarily funded by a $68 million increase in deposits and a $28 million increase in borrowed funds. The growth in deposits was impacted by the utilization of wholesale deposit funding sources. At September 30, 2023, shareholders’ equity increased $1.8 million from year end 2022. The growth in shareholders’ equity was impacted by the adoption of CECL, which required a $2.2 million charge to retained earnings. In addition, the decrease in the fair value of securities classified as available-for-sale limited the growth in shareholders’ equity.  Based on the increase in market rates during 2023, the fair value of securities decreased $1.7 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
PER SHARE DATA
Earnings per share	$0.47	$0.77	$1.97	$2.06
Dividends per share	$0.22	$0.21	$0.80	$0.78
Book value per share	$28.66	$26.95	$28.66	$26.95
Dividend payout ratio (a)	46.68%	27.16%	40.60%	37.88%
Weighted average shares outstanding	4,775,308	4,771,774	4,775,103	4,768,246

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$193	$154
Dividends reinvested under
dividend reinvestment plan (c)	$397	$516	$1,544	$1,741

PERFORMANCE RATIOS
Return on average equity	6.46%	11.00%	9.21%	9.56%
Return on average assets	0.70%	1.15%	1.00%	1.04%
Net interest margin (d)	3.85%	4.03%	4.03%	3.73%
Efficiency ratio (e)	73.62%	70.95%	70.28%	72.30%
Average earning assets (in 000's)	$1,186,548	$1,177,124	$1,166,889	$1,173,118

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Nine months ended
(in $000's)	September 30,		September 30,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$14,299	$10,984	$39,868	$30,802
Interest and dividends on securities	1,032	1,032	3,177	2,806
Interest on interest-bearing deposits with banks	601	516	1,698	802
Total interest income	15,932	12,532	44,743	34,410
Interest expense:
Deposits	4,058	504	8,981	1,530
Borrowings	498	183	1,050	492
Total interest expense	4,556	687	10,031	2,022
Net interest income	11,376	11,845	34,712	32,388
Provision for (recovery of) credit losses	888	(378)	1,401	(691)
Noninterest income:
Service charges on deposit accounts	714	662	1,978	1,815
Trust fees	79	80	247	247
Income from bank owned life insurance and
annuity assets	219	205	637	674
Mortgage banking income	42	185	133	640
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,285	1,291	3,673	3,603
Tax preparation fees	3	3	667	741
Other	226	189	1,038	576
Total noninterest income	2,568	2,615	9,048	8,971
Noninterest expense:
Salaries and employee benefits	5,909	5,867	17,634	17,120
Occupancy	493	517	1,440	1,419
Furniture and equipment	351	296	979	841
Professional fees	430	418	1,296	1,405
Marketing expense	241	260	723	718
FDIC insurance	141	80	421	250
Data processing	737	776	2,183	2,136
Software	621	561	1,771	1,620
Foreclosed assets	6	11	15	48
Amortization of intangibles	5	8	18	28
Other	1,445	1,553	4,586	4,573
Total noninterest expense	10,379	10,347	31,066	30,158
Income before income taxes	2,677	4,491	11,293	11,892
Income taxes	426	801	1,885	2,078
NET INCOME	$2,251	$3,690	$9,408	$9,814

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	September 30,	December 31,
	2023	2022
ASSETS
Cash and noninterest-bearing deposits with banks	$15,929	$14,330
Interest-bearing deposits with banks	75,261	31,660
Total cash and cash equivalents	91,190	45,990
Certificates of deposit in financial institutions	0	1,862
Securities available for sale	166,842	184,074
Securities held to maturity, net of allowance for credit losses of $2 in 2023 and $0 in 2022;	8,946	9,226
(estimated fair value: 2023 - $7,929; 2022 - $8,460)
Restricted investments in bank stocks	5,062	5,953
Total loans	961,222	885,049
Less: Allowance for credit losses	(8,173)	(5,269)
Net loans	953,049	879,780
Premises and equipment, net	21,351	20,436
Premises and equipment held for sale, net	578	593
Accrued interest receivable	3,743	3,112
Goodwill	7,319	7,319
Other intangible assets, net	11	29
Bank owned life insurance and annuity assets	40,478	39,627
Operating lease right-of-use asset, net	1,251	1,294
Deferred tax assets	7,050	6,266
Other assets	7,082	5,226
Total assets	$1,313,952	$1,210,787

LIABILITIES
Noninterest-bearing deposits	$326,545	$354,413
Interest-bearing deposits	768,995	673,242
Total deposits	1,095,540	1,027,655
Other borrowed funds	45,751	17,945
Subordinated debentures	8,500	8,500
Operating lease liability	1,251	1,294
Allowance for credit losses on off-balance sheet commitments	643	0
Other liabilities	25,474	20,365
Total liabilities	1,177,159	1,075,759

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2023 - 5,470,453 shares issued; 2022 - 5,465,707 shares issued)	5,470	5,465
Additional paid-in capital	51,842	51,722
Retained earnings	112,699	109,320
Accumulated other comprehensive income (loss)	(16,470)	(14,813)
Treasury stock, at cost (2023 - 697,321 shares, 2022 - 693,933 shares)	(16,748)	(16,666)
Total shareholders' equity	136,793	135,028
Total liabilities and shareholders' equity	$1,313,952	$1,210,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	October 26, 2023	By:	/s/Larry E. Miller
Larry E. Miller President and Chief Executive Officer